UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2009

CHEETAH OIL & GAS LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-26907	93-1118938
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

17 Victoria Road, Nanaimo, BC Canada	V9R 4N9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(250) 714-1101

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02         Unregistered Sales of Equity Securities

On October 23, 2009, we issued 1,500,000 units in a private placement, raising gross proceeds of $75,000, or $0.05 per unit. Each unit consists of one common share in the capital of our company and one common share purchase warrant. Each whole common share purchase warrant shall entitle the holder thereof to purchase one share of common stock in the capital of our company, for a period of twenty four months commencing from closing, at a purchase price of $0.20 per warrant share.

We issued all of the securities to three (3) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Item 9.01        Financial Statements and Exhibits

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD.

/s/ Robert McAllister
Robert McAllister
President

Date: December 22, 2009